Exhibit 10.8
SECOND AMENDMENT TO OPTION AGREEMENT
     THIS SECOND AMENDMENT TO OPTION AGREEMENT (the “Amendment”) is entered into this 17th day of March, 2008 (the “Effective Date”), by and between APOLLO GROUP, INC., an Arizona corporation (“Option Grantor”) and MACQUARIE RIVERPOINT AZ, LLC, a Delaware limited liability company (the “Option Holder”).
RECITALS:
     A. Option Grantor and Option Holder are parties to that certain Option Agreement dated June 20, 2006, as amended by First Amendment to Option Agreement dated March 7, 2007 (as amended, the “Agreement”).
     B. Option Grantor delivered the Estimated Original Completion Notice and the Estimated Lot 5 Completion Notice to Option Holder on January 15, 2008 and the Original Completion Notice and the Lot 5 Completion Notice to Option Holder on March 6, 2008.
     C. Option Grantor and Option Holder now desire to amend the Agreement to extend the Option Exercise Date and the Closing Date as set forth in this Amendment.
AGREEMENT:
     NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Recitals. Each of the recitals set forth above are incorporated herein as covenants and agreements of the parties hereto.
     2. Definitions. All initial capitalized terms used herein shall have the meanings ascribed thereto in the Agreement, unless otherwise specifically defined herein.
     3. Option Exercise Date. The last sentence of Section 3(b)(iii) of the Agreement is hereby amended in its entirety to read as follows:
Option Holder may exercise the Option by giving written notice (the “Option Exercise Notice”) of the exercise thereof to Option Grantor on or before April 28, 2008 (the “Option Exercise Date”).
Section 3(c) is deleted in its entirety.
     4. Closing Date. The first sentence of Section 7 of the Agreement is hereby amended in its entirety as follows:
Upon the exercise of the Option as provided in Section 3, the closing of the transaction (the “Closing”) shall be held and delivery of all items shall be made under the terms and conditions of the Purchase and Sale Agreement through an escrow with the Title Company, on May 1, 2008 (the “Closing Date”).

     5. Extension Payment. In consideration for the extension of the Option Exercise Date and the Closing Date, on or before March 21, 2008, Option Holder shall pay to Option Grantor direct and outside of escrow $250,000 (the “Extension Payment”), which shall be non-refundable. The Extension Payment shall be paid to Option Grantor in addition to the Purchase Price (consistent with the treatment of the Option Payment under the Agreement), and the total amount payable by the Option Holder shall equal the Purchase Price plus the Option Payment plus the Extension Payment. If Option Holder fails to pay the Extension Payment within the aforementioned time period, the Option shall terminate and be of no further effect. If Option Holder fails to exercise the Option on or before the Option Exercise Date (as the same has been extended pursuant to this Amendment), Option Holder acknowledges that Option Grantor shall be entitled to receive the Option Payment, and in such event, the Option Payment shall be immediately released to Option Grantor. Option Holder hereby waives any defenses to the release of the Option Payment existing as of the date of this Amendment, but will continue to have the right to a return of the Option Payment as the result of any Option Grantor’s default under the Agreement or the Purchase and Sale Agreement following the date of this Amendment or the failure of a condition precedent to Option Holder’s performance under the Agreement or the Purchase and Sale Agreement, which failure of the relevant condition is within the sole control of, or caused solely by Option Grantor, including, without limitation, under Section 4(d)(2), Section 4(d)(3) and Section 4(d)(5) of the Agreement and Section 5(b), Section 5(d), Section 5(f) and Section 5(g) of the Purchase and Sale Agreement.
     6. Miscellaneous. The parties hereto acknowledge that except as expressly modified hereby, the Agreement remains unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
     7. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy to the other party shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OPTION GRANTOR: APOLLO GROUP, INC., an Arizona corporation
By:	/s/ Brian Swartz
Its: Senior Vice President

OPTION HOLDER: MACQUARIE RIVERPOINT AZ, L.L.C., a Delaware limited liability company
By:	Macquarie Office (US) No. 2 Corporation, a Minnesota corporation, its sole member and manager

By:	/s/ Paul Sorenson
Its: Vice President

ACCEPTED AND APPROVED: Riverpoint 1/3/5 and Riverpoint 2, as signatories to the Agreement, hereby accept and approve this Amendment RIVERPOINT LOTS 1/3/5, LLC, an Arizona limited liability company
By:	Apollo Group, Inc., its sole member and manager

By:	/s/ Brian Swartz
Its: Senior Vice President

By:	/s/ P. Robert Moya
Its: Secretary

RIVERPOINT LOT 2, LLC, an Arizona limited liability company

By:	Apollo Group, Inc., its sole member and manager
By:	/s/ Brian Swartz
Its: Senior Vice President

By:	/s/ P. Robert Moya
Its: Secretary

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